UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd. Suite 400 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 29, 2020, CytomX Therapeutics, Inc. (“CytomX” or the “Company”) announced the availability of oral and poster presentations at the American Society of Clinical Oncology’s (ASCO) ASCO20 Virtual Scientific Program taking place from May 29, 2020 to May 31, 2020.

CX-2029: Validating CD71 As A Viable First-in-Class Oncology Target

In the oral presentation of Abstract 3502, Dr. Melissa Johnson of the Sarah Cannon Research Institute at Tennessee Oncology, presented preliminary clinical data from the first-in-human, dose-escalation, monotherapy Phase 1 clinical trial of CX-2029, a Probody drug conjugate (“PDC”) targeting CD71 (transferrin receptor). CX-2029 is conjugated to the cytotoxic payload MMAE and is being developed by CytomX in partnership with AbbVie Inc. As of the April 20, 2020 data cutoff, 45 patients with advanced solid tumors were enrolled into eight escalating dose cohorts between 0.1 mg/kg and 5 mg/kg CX-2029 administered intravenously every three weeks.

•	Evidence of target lesion reduction was seen, principally in patients with tumors of squamous histology.

•	Three confirmed partial responses were observed in 17 response-evaluable patients treated at doses greater than or equal to 2 mg/kg of CX-2029.

•	Two in patients with squamous non-small cell lung cancer (“SqNSCLC”) and one in a patient with head and neck squamous cell cancer (“HNSCC”).

•	Two of the partial responses (both at the 3 mg/kg dose) were confirmed after the April 20th cutoff date.

CX-2029 Waterfall Plot (Doses 2 to 5 mg/kg)

Safety Profile Supports Recommended Phase 2 Clinical Trial Dose of 3 mg/kg, Every Three Weeks

•	CX-2029 was generally well tolerated at doses up to 3 mg/kg.

•	At doses of 0.25 mg/kg to 5 mg/kg, CX-2029 circulated predominantly intact species (>90%).

•	The most common treatment related adverse events (“TRAE”) were infusion related reactions, anemia, and neutropenia/leukopenia.

•	Infusion related reactions were mostly Grade 1/2, occurred at the first dose, were not dose dependent and resolved upon initiation of supportive care.

•	Hematologic TRAEs Grade ≥ 3 were dose dependent.

•	Anemia and neutropenia are commonly observed with the MMAE payload.

•	Anemia was managed with transfusions and supportive care.

•	No CX-2029 treatment related deaths were reported and late onset Grade 3/4 TRAEs were predominately anemia and neutropenia.

•	The etiology of anemia is under investigation and is likely multifactorial, including MMAE-related and CD71 expression on red blood cell.

•	to advance the dose of 3 mg/kg of CX-2029 administered every 3 weeks into 4 dose-expansion cohorts: HNSCC, SqNSCLC, esophageal carcinoma and diffuse large B cell lymphoma.

CX-2029 Clinical Trial Safety Data

Treatment-Related Grade 3+ AEs (≥2 patients)	Patients, n (%)
	CX-2029 1.0 mg/kg (n=3)	CX-2029 2.0 mg/kg (n=8)	CX-2029 3.0 mg/kg (n=12)	CX-2029 4.0 mg/kg (n=6)	CX-2029 5.0 mg/kg (n=4)
Anemia	1 (33)	5 (63)	7 (58)	5 (83)	4 (100)
Neutropenia	0	0	4 (33)	3 (50)	3 (75)
Leukopenia	0	0	1 (8)	2 (33)	2 (50)
Infusion-related reaction	0	1 (13)	0	1 (17)	0
PRBC Transfusions
Patients with ≥1 RBC transfusion , n (%)	1 (33)	6 (75)	10 (83)	5 (83)	4 (100)
Number of RBC transfusions received, median	1	2	2	2	2
Time to first RBC transfusion, median, days	36	38	34	37	15

CX-2009: Encouraging Clinical Activity Supports Advancement in HER2– Breast Cancer

In Poster 18, Dr. Valentina Boni of START Madrid-CIOCC, presented updated data on CX-2009, a PDC targeting CD166 and conjugated to the cytotoxic payload DM4. As of the April 20, 2020 data cutoff, 96 patients were enrolled into the dose escalation Phase 1 clinical trial and received CX-2009 at escalating doses of 0.25 mg/kg to 10 mg/kg every three weeks (86 patients) or 4 mg/kg to 6 mg/kg every two weeks (10 patients).

Durable Clinical Activity Observed in HER2 Negative (“HER2–”) Breast Cancer

•	Evidence of target lesion reduction was observed at doses or dose equivalents of 4 mg/kg or greater every three weeks across 68 evaluable patients, including those with HER2- breast cancer, ovarian cancer, NSCLC and HNSCC.

•	HER2- breast cancer patients were heavily pretreated with a median of seven prior lines of therapy.

•	26 patients with HER2– breast cancer who received doses equal to or greater than 4 mg/kg of CX-2009 were response-evaluable:

•	Two confirmed partial responses were observed, both in patients with hormone receptor positive (“HR+”) breast cancer.

•	Three unconfirmed responses were observed in patients with triple negative breast cancer (“TNBC”).

•	Clinical benefit rates of 39% and 35% were observed at 16 and 24 weeks (“CBR16” and “CBR24,” respectively).

•	All four TNBC patients who achieved CBR16 also achieved CBR24.

CX-2009 Waterfall Plot and Spider Plot: HER2- Breast Cancer (≥ 4 mg/kg, Every Three Weeks)

Safety Profile Supports Recommended Phase 2 Clinical Trial Dose of 7 mg/kg, Every Three Weeks

•	CX-2009 was generally well tolerated at doses up to 7 mg/kg administered every three weeks.

•	No dose limiting toxicities (“DLTs”) were reported at doses up to 7 mg/kg.

•	DM4-related toxicities, including ocular, neuropathic, and hepatic were higher in frequency at dose equivalents greater than 7 mg/kg dosed at every three weeks compared to 7 mg/kg or lower.

•	Occurrence and severity of ocular adverse events were dose dependent: One Grade 3+ event was observed in a patient treated at 5 mg/kg, none at 7 mg/kg.

•	20% of patients receiving doses of 8 mg/kg or greater experienced Grade 3+ ocular adverse events.

•	Preliminary pharmacokinetic (“PK”) data showed that CX-2009 circulates predominantly intact at all doses and PK is not strongly influenced by target-mediated drug disposition or anti-drug antibodies (“ADAs”).

CX-2009 Clinical Trial Safety Data

	CX-2009 Dose (mg/kg)
Category, n	≤4 Q3W (n=20)	5 Q3W (n=9)	6 Q3W (n=9)	7 Q3W (n=9)	8 Q3W (n=22)		9 Q3W (n=9)	6 Q2W (n=6)	10 Q3W (n=8)
TRAE	14	9	9	9	21		9	6	7
Grade 3+	1	3	2	2	14		5	3	4
Causing discontinuation	0	3	2	0	3		2	0	1
DLT	0	0	0	0	1		0	2	0
TRAE death	0	0	0	0	1	*	0	0	0
Ocular AE	2	6	2	3	13		5	5	6
Grade 3+	0	1	0	0	3		3	2	1
Neuropathy	1	6	2	2	8		3	3	2
Grade 3+	0	1	1	1	0		1	1	0
Hepatic disorder	1	0	2	1	9		3	2	3
Grade 3+	0	0	0	0	4		0	1	3
Blood/lymphatic system disorders	1	0	0	1	6		0	1	0
Grade 3+	1	0	0	0	4		0	0	0

In December 2019, CytomX announced the initiation of a Phase 2 expansion study of CX-2009 monotherapy at 7 mg/kg administered every three weeks in up to 40 patients with hormone receptor (ER, PR) positive, HER2 negative breast cancer. In March 2020, CytomX announced the decision to temporarily pause new patient enrollment and new site activation in this study due to the impact of the COVID-19 pandemic. CytomX continues to closely monitor emerging Health Authority guidance and IRB/Ethics Committee recommendations and intends to resume the CX-2009 clinical program as soon as practicable.

CX-072: Anti-PD-L1 Probody Checkpoint Inhibitor

In the oral presentation of Abstract 3005 by Dr. Fiona Thistlethwaite of The Christie NHS Foundation Trust at the University of Manchester, updated data were presented from the Phase 1/2 clinical trial of PROCLAIM-CX-072 monotherapy and CX-072 in combination with ipilimumab with a focus on patients who received long-term treatment, defined as equal to or greater than 6 months of treatment. The CX-072 10 mg/kg monotherapy expansion arm enrolled 114 patients in seven tumor types.

•	As of the April 20, 2020 data cutoff, CX-072 monotherapy continued to demonstrate durable anti-tumor activity in patients with IO sensitive tumors such as TNBC, anal squamous cell carcinoma (“aSCC”), cutaneous squamous cell carcinoma (“cSCC”) and tumors with high mutational burden (“hTMB”).

•	As of the same data cutoff, CX-072 in combination with ipilimumab had been administered to 27 patients with advanced solid tumors. Durable anti-cancer activity was observed including one complete response in a patient with aSCC who remains on study more than two years after first dose.

•	Of the 141 patients across the monotherapy and combination arms: 34 patients received long term treatment in the monotherapy arm (median 11.3 months), and six patients received long term treatment in the combination arm (median 21.3 months).

•	Grade 3/4 TRAEs were 10% and 5.9% for who received monotherapy less than 6 months and 6 months or greater, respectively, and 33% in each group in the combination arm.

•	Long term patients experienced fewer irAEs and had no grade 3+ irAEs suggesting that tolerability early on can impact duration of treatment.

•	Preliminary clinical PK data and translational analyses of pre- and on-treatment biopsies were supportive of the Probody mechanism of action.

CX-072 Monotherapy Waterfall Plots and Spider Plots (10mg/kg)

BMS-986249: Anti-CTLA-4 Probody Demonstrates Encouraging Safety Profile in Phase 1 Clinical Trial

Bristol Myers Squibb presented dose escalation data from their Phase 1/2 trial of BMS-986249, a Probody version of the anti-CTLA-4 antibody ipilimumab in Abstract 3508. This trial assessed the safety, pharmacokinetics and pharmacodynamics of escalating doses of BMS-986249 as monotherapy or in combination with the anti PD-1 antibody nivolumab in patients with advanced cancers. The doses of BMS-986249 ranged from 240 mg to 2400 mg (approximately 3 m/kg to 30 mg/kg). BMS-986249 was generally well tolerated as monotherapy and in combination with nivolumab. Bristol Myers Squibb has initiated a randomized clinical trial to explore various doses of BMS-986249 in combination with nivolumab in patients with advanced melanoma.

Forward-Looking Statements

To the extent that statements contained herein are not descriptions of historical facts regarding CytomX, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related the potential benefits, safety and efficacy of CytomX’s or any of its collaborative partners’ product candidates, administered separately or in combination, the potential benefits or applications of CytomX’s Probody platform technology, CytomX’s ability to develop and advance product candidates into and successfully complete clinical trials, including the ongoing and planned clinical trials of CX-2009 and CX-2029. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see CytomX reports filed with the Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020, as well as other documents that may be filed by the Company from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: May 29, 2020	By:	/s/ Lloyd Rowland
Lloyd Rowland SVP, General Counsel